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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                    --------

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 14, 2000

                         Commission File Number 0-12597


                             PENN-AKRON CORPORATION
             (Exact name of Registrant as Specified in its Charter)




            NEVADA                                      88-0443120
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                     1355 TERRELL MILL ROAD, BUILDING #1466
                             MARIETTA, GEORGIA 30067
                    (Address of principal executive offices)


                                 (801) 269-9500
                         (Registrant's telephone number)



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


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) Pursuant to a Merger Agreement (the "Merger Agreement") dated as of March 23, 2000, between Spherus Technologies, Inc. ("Spherus"), a Georgia corporation, and Penn-Akron Corporation ("PENN"), a Nevada corporation, all of the outstanding shares of common stock of Spherus were converted on April 14, 2000 into the right to receive consideration of 12,319,461 shares of common stock of PENN in a transaction in which PENN continued as the surviving corporation and the separate corporate existence of Spherus ceased. PENN is now doing business under the name globalseer.com. The 12,319,461 shares of PENN common stock offered to the Spherus Shareholders represents approximately forty-two percent (42%) of the outstanding common stock of PENN following the transaction.

         Prior to the effectiveness of the Merger, PENN had an aggregate of 17,181,081 shares of common stock $0.01 par value, outstanding. Upon effectiveness of the merger on April 14, 2000, PENN had an aggregate of 29,500,542 shares of common stock outstanding.

         Pursuant to the Merger Agreement, the former directors of PENN resigned after appointing a new board of directors. Pursuant to the Merger Agreement, three (3) seats (or three/fifths of available seats if there are more than 5 seats) on the initial Board of Directors of globalseer.com were selected by the Spherus Board of Directors. The officers of Spherus are now the officers of globalseer.com and PENN's current officers have resigned from their positions. See "Management" below.

         (b) The following table contains information regarding the shareholdings of PENN's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                                            AMOUNT OF                 % OF
                                          COMMON STOCK             COMMON STOCK
NAME                                  BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED
----                                  ---------------------     ------------------

Kenneth M. Herman(2)                        1,892,340                  6.4%
  President, Secretary and
  Director

Christopher J.S. Baker                      1,500,000                  5.1%
  Chief Financial Officer,
  Director

Michael K. Molen                                0                       *
  Director

Patricia P. Harris                              0                       *
  Director

Frank Pitts                                     0                       *
  Director

John Julian(2)                              2,981,780                 10.1%

Tampa Bay Financial, Inc.(3)                5,846,791                 19.8%

Catalyst Communications, Inc.(4)            4,500,000                 15.3%

ASFT, Inc.(5)                               1,570,331                  5.3%

All directors and executive                 3,392,340                 11.5%
officers as a group (5
persons)(6)

---------------
*  Less than one percent (1%)

(1) Based upon 29,500,542 outstanding shares of common stock (subsequent to the effectiveness of the merger).

(2) There is a dispute between Mr. Herman and Mr. Julian as to the ownership of an additional 1,098,550 shares of common stock. The disputed shares are being held in escrow until such dispute is resolved by the parties.

(3) Tampa Bay Financial, Inc. is located at 355 Interstate Boulevard, Sarasota, Florida 34240.

(4) Catalyst Communications, Inc. is located at 355 Interstate Boulevard, Sarasota, Florida 34240. These shares were issued subsequent to February 28, 2000.

(5)  ASFT, Inc. is located at 7701 Iguana Drive, Sarasota, Florida 34241.

(6) This total does not include the 1,098,550 shares of common stock that are the subject of a dispute between Mr. Herman, a director and executive officer, and Mr. Julian.

         A copy of the Merger Agreement and Certificates of Merger for Georgia and Nevada are filed as Exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         The consideration exchanged pursuant to the Merger Agreement was negotiated between

Spherus and PENN as evidenced in the Merger Agreement dated March 23, 2000 and attached to this Form 8-K as Exhibit 2.1. As a result of the Merger Agreement, on April 14, 2000 Spherus merged into PENN and ceases to exist. Spherus shareholders received the right to convert each share of Spherus common stock held at the time of the merger into 15,693.581 shares of PENN common stock. Pursuant to the Merger Agreement, Tampa Bay Financial, Inc. ("Tampa") shall deliver $750,000 to PENN. Additionally, Tampa is required to provide $500,000 in post-closing promotional expenses incurred by PENN. Tampa was issued 1,000,000 shares of PENN for consulting services provided in connection with the Merger.

THE COMPANY

HISTORY

         Penn-Akron Corporation ("PENN"), is now doing business as globalseer.com, a publicly traded (OTCBB:PNAK) company providing single-source, media-technology and curriculum-enhancement solutions to schools. Globalseer.com is a technology driven company that specializes in delivering educational content to school classrooms. Globalseer.com provides media-technology and curriculum enhancement solutions to kindergarten through twelfth grade public and private schools. Additionally, globalseer.com is positioning itself to provide new and expanded sources of educational content and other learning services to both higher education and corporate training environments.

         The original concept for globalseer.com was established in 1998 under the name Spherus Technologies, Inc. (hereinafter "globalseer.com") in response to a request from the Metro Regional Educational Services Agency ("MRESA") in Atlanta (a division of the Georgia Department of Education) for specialized video curriculum enhancement for their schools. The resulting comprehensive suite of products and services provided "on-demand" video and was referred to as the MRESAnet 2000 project. In 1999, the MRESAnet project was awarded approximately $22 million dollars from the Federal Government. In 1999, globalseer.com recorded $20,097,000 in gross revenues resulting from its work for the MRESAnet project.

         The pilot project was implemented in 192 schools within MRESA's jurisdiction. Stage 1 of the project was completed in 1999 with Stages 2 and 3 anticipated to be completed over the next several years. Although globalseer.com will maintain responsibility for continuity and contract fulfillment for the MRESAnet project we have contracted with Lynxus, Inc. to coordinate, manage and administer performance of the installation of the network components to the MRESA schools. Our primary focus is to replicate the model we developed for the MRESAnet project for use in additional school systems in Georgia and different parts of the United States. The system model created for the project is capable of providing direct to-the-classroom lesson planning tools, with an accompanying library of supplemental curriculum-enhancement content.

GLOBALSEER.COM

         Globalseer.com plans to become a comprehensive educational technology integrator, providing single-source, media-technology and curriculum-enhancement solutions to educators, students, government agencies, and businesses. Our resources include a variety of learning enhancement tools, educational materials, video libraries, programs and multimedia resources. We can provide turnkey systems including equipment, networks, training and support; delivering curriculum-enhancing multimedia content and lesson planning tools directly to the classroom.

         We believe that industry leaders must partner with educators and school officials at all levels in order to bring new and improved learning capabilities to the classroom. Teachers must be free to teach without burdensome technological encumbrances and students must have ready access to effective learning resources to be prepared for the 21st century marketplace. Additionally, school administrators must be able to optimize budget dollars to improve the quality of education everywhere. We can provide schools with extraordinary learning content, cutting edge technology, and point-and-click simplicity through the model project we developed for MRESAnet. We plan to eventually package and develop our own Internet content in conjunction with other media providers. We plan on providing a "virtual library" of educational material and training tools to our customers, available at the click of a mouse.

         We represent an innovative approach to comprehensive educational communications requirements through our consortium of associated technology providers. It is our goal to provide full-spectrum, leading-edge, multi-user Internet working solutions to the educational community. In addition to the obvious technological proficiencies, the unique offering that we bring to the marketplace also includes:

         - Collective Marketing
         - Single Point-of-Sale
         - Needs Survey and Analysis
         - Integrated Component Supply
         - Turn-key Project Implementation
         - Technical and End-user Training
         - Consolidated Billing
         - Single-point Customer Support

APPLICATIONS/FUNCTIONS

         We utilize the collective capabilities of major communications-related companies, and provide a single point of contact for analysis, planning, coordination, implementation and support of our services. Some of the combined Internet working products and solutions, which we provide and/or facilitate, are:
         - Virtual Global Libraries

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         - Streaming Audio and Video
         - Lesson Planning Tools/Applications
         - Tutorial Planning Tools/Applications
         - Video Conferencing
         - Virtual Classrooms and Distance Learning
         - Interactive Training
         - News Feeds - Multimedia
         - Electronic Management/Administration

SERVICES/PRODUCTS

         We also currently provide and/or facilitate, or plan to provide and/or facilitate, the following services and products as part of our turnkey video-on-demand educational network:

         - Needs Analysis and Evaluation
         - Consulting and Design
         - Customer/Technical Support
         - Communications Access and Transport
         - Website Location and Functionality
         - Fiber optic/Conventional Infrastructure Cabling
         - Wireless Data-nets
         - Global Satellite Links
         - Multimedia Servers

GROWTH STRATEGY

         Our present growth strategy for the globalseer.com network is:

          - growth through innovative outsourcing of the primary sales functions through regionalized or localized independent contractors, who can enhance and further our business goals

          - growth through direct sales in cases where specific learning sales opportunities are evident

          - growth through relational channels resulting from established relationships with various industry connections

          - growth through opportunistic strategic alliances, joint ventures and/or mergers with industry related companies who can augment, enhance and/or further our business goals

          - eventually expanding our network beyond the education arena into business and commercial environments


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


OUTSOURCING

         We rely on a number of subcontractors and vendors in connection with the delivery of our service. In addition to proprietary methodology, we bundle the products and services of vendors to satisfy our customers' needs.

PROPERTY

         We maintain our headquarters in leased office space at 1355 Terrell Mill Road, Building 1466, Marietta, GA 30067. Our phone number is (770) 541-0030.

         Our other property consists of general office equipment, telephone equipment, computer hardware and software systems and office furniture. Such other property is periodically updated, replaced or repaired.

LITIGATION

         As of late 1999, Spherus had a contract with Metropolitan Regional Educational Services Agency ("MRESA") for the installation of Internet and satellite based multimedia equipment and systems in public schools in three annual phases. By late 1999 all the work to be done under the MRESA contract was subcontracted by Spherus to Lynxus, Inc. ("Lynxus") pursuant to a contract between Spherus and Lynxus. Phase I was completed but Lynxus was not fully paid. In late 1999, a dispute arose over the continuation of Spherus' participation under its contract with MRESA. MRESA low level management decided to transfer the remaining Phase II and Phase III work directly to Lynxus and to end MRESA's contract with Spherus. Although this decision was published on MRESA's Website no action to terminate the Spherus/MRESA contract was taken as provided in that contract.

         In January 2000 Lynxus sued Spherus in the State Court of Fulton County for debt in the approximate amount of $1,050,000. Spherus counter-claimed for tortious interference with contract. At approximately the same time, Spherus demanded mediation of its claims against MRESA for breach of contract and for debt. The Spherus/MRESA contract provided that disputes were subject to arbitration and that mediation was a condition precedent to such arbitration.

         On April 25, 2000, agreements were signed by counsel for Spherus, Lynxus and MRESA reinstating both contracts and providing for interpretations to govern future implementation of the MRESA contract and certain modifications to Lynxus' contract. It was also provided that Lynxus would be paid the claimed debt (already reduced by voluntary partial payment by Spherus in the amount of $250,000) with funds due to Spherus from MRESA. Phases II and III are now set to go forward to completion. The demand for mediation of Spherus against MRESA has been withdrawn and the suit in the State Court of Fulton County will be mutually dismissed without prejudice.

MARKET FOR PNAK SECURITIES

         During the past several years there has been no established trading market for our common stock. Our common stock will now be listed and traded on the OTC Bulletin Board operated by NASDAQ under the symbol PNAK. We have not filed a registration statement with the Securities and Exchange Commission for our common stock.

MANAGEMENT

         Our executive officers, directors, key employees and advisors are as follows:


NAME                       TITLE                                       AGE

Kenneth M. Herman          President, Secretary and Director           34
Christopher J.S. Baker     Chief Financial Officer and Director        35
Patty P. Harris            Director                                    44
Michael K. Molen           Director                                    43
Frank Pitts                Director                                    49

Biographical Information

         Biographical information concerning all of the directors and executive officers is set forth below:

KENNETH HERMAN
PRESIDENT, SECRETARY AND DIRECTOR

Kenneth Herman serves as our President and a member of the Board of Directors. Mr. Herman is an original founder of Spherus Technologies. Mr. Herman has been responsible for business development, vendor relationships, technology implementations, planning, capital procurement, sales and marketing segments, and pertinent day-to-day operations. Prior to Spherus Technologies, Mr. Herman founded and served as a key executive of World Telecom, Inc., one of the first international callback companies in the world that exceeded $40 million of annual revenue within 12 months of operations beginning. Additionally, Mr. Herman has been a technical director for venture capital consortiums both in the United States and Europe, specializing in the high-tech market. Mr. Herman's duties included assessing financial and technical materials/products, developing marketing and management strategies, and coordinating capital investment. He holds a Bachelor of Science, Industrial Management, from the University of Maryland.

CHRISTOPHER J.S. BAKER
CHIEF FINANCIAL OFFICER AND DIRECTOR

Christopher Baker joined us in 1999 and serves as our Chief Financial Officer and a member of our Board of Directors. Mr. Baker is responsible for our day-to-day financial affairs and reports directly to the Board of Directors. Mr. Baker's duties also include asset and cash management and allocation, corporate finance and reporting activities, financial planning and budgeting, investor relations, and business development. Prior to joining us, Mr. Baker worked with Atlin Investments from 1997 through 1999, in an entrepreneurial role, where he structured deals and obtained financing for companies in the high-tech, Internet, media and real estate industries. Mr. Baker has worked with institutions, specialist boutiques, venture capital firms and private investors. Prior to Atlin Investments, Mr. Baker worked directly within the business empire of a senior member of the Saudi royal family. Mr. Baker was headquartered in London, England, and worked with and reported directly to the CEO, and was responsible for investment management, including equity and real estate investments, acquisitions, and financial placements in conjunction with large banks and institutions. Mr. Baker has an MBA from the University of Chicago. He also holds degrees from The London School of Economics and The University of York.

PATTY P. HARRIS
DIRECTOR

Patty P. Harris has served as founder and president of Profile America, Inc. since she founded the company in 1994. Profile America, Inc. is a provider of content for the sales training and sales support systems at BellAtlantic/GTE, Ameritech, BellSouth, and U.S. West, and Sprint. Prior to founding Profile America, Harris founded Atlanta Research Group, Inc. ("ARG") and served as its President until 1994. ARG specialized in the collection of data for a wide variety of clientele. In her 20 years of experience conducting research and analysis, Ms. Harris has worked with Fortune 100 companies as well as high-technology start-ups. Ms. Harris' research has been instrumental in setting strategies to introduce new products, penetrate new markets, and expand market share for existing products.

MICHAEL K. MOLEN
DIRECTOR

Mr. Molen is currently serving as Sanswire.Net's President and CEO and is directing the company's worldwide rollout of its high-speed, last-mile, wireless telecommunications products and services. During the first quarter of 2000, Mr. Molen co-founded Sanswire.Net of Latin America to offer high-speed, wireless access to the Internet throughout Latin America. Mr. Molen is also the co-founder and Director of Sanswire Digital Communications, LLC, a developer and manufacturer of digital compression technology for the wireless cable industry. In 1999, Mr. Molen initiated the design and construction of The Genesis Network, one of the worlds largest virtual private networks (VPN) that will accommodate voice traffic throughout the world. In 1995, Mr. Molen was appointed to the Board of Advisors of Digital Broadcast Corporation, a wireless cable MSO in the United States.

FRANK PITTS
DIRECTOR

Mr. Pitts is the President of Omni Electrical Products, Inc ("Omni") a power quality consulting firm based in Tennessee. Mr. Pitts has been with Omni since 1995. At Omni, Mr. Pitts advises and consults engineers with the design and construction of electrical systems. Mr. Pitts is a Certified Public Accountant and worked for over twenty years in the public accounting and financial management information systems fields.

CAUTIONARY STATEMENTS AND RISK FACTORS

        Except for the historical information and discussions herein, statements contained in this Form 8-K may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company's failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain intellectual property rights; quarterly fluctuations in revenue and volatility of stock prices; our ability to attract and retain key personnel; dependence on certain suppliers and subcontractors; our ability to manage acquisitions and alliances; legal, political and economic changes and other risks, uncertainties and factors in our other filings with the Securities and Exchange Commission.

CURRENT TRADING MARKET FOR OUR SECURITIES.

         Upon the filing of this Form 8-K, our common stock will be traded on the OTC Bulletin Board ("OTCBB"), operated by NASDAQ, under the symbol PNAK.

         We have not filed a registration statement with the Securities and Exchange Commission. Our common stock was not actively trading prior to the filing of this Form 8-K. No assurance can be given that an active trading market in our securities will develop or be sustained once our common stock begins actively trading on the OTCBB. Additionally, because of a recent rule change the SEC may review this filing.

OUR SUCCESS DEPENDS UPON THE SUCCESSFUL DEVELOPMENT OF NEW SERVICES AND FEATURES IN THE FACE OF RAPIDLY EVOLVING TECHNOLOGY.

         Our market is characterized by rapidly changing technologies, frequent new service introductions and evolving industry standards. The recent growth of the Internet and intense competition in our industry exacerbate these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our network. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new features, content or network services.

In addition, our new enhancements must meet the requirements of our current and prospective users and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our service or infrastructure to adapt to these changes.


WE HAVE AN UNPROVEN BUSINESS MODEL AND A LIMITED OPERATING HISTORY.

         Because our current operating business, operating under the name globalseer.com, was established in 1998 and did not commence material operations until 1999, we have a limited operating history on which investors can base an evaluation of our business and prospects. Our income potential is unproven and our business model is unique and will continue to evolve.

         An investor in our common stock must carefully consider the risks and difficulties frequently encountered by companies in an early stage of development, as well as the risks we face due to our participation in a new and rapidly evolving market. Our business strategy may not be successful and we may not successfully overcome these risks.

WE EXPECT OUR QUARTERLY FINANCIAL RESULTS TO FLUCTUATE AND OUR EARLY STAGE OF DEVELOPMENT LIMITS OUR ABILITY TO PREDICT REVENUES AND EXPENSES PRECISELY.

         Our quarterly and annual operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that might cause quarterly fluctuations in our operating results include the factors described in the subheadings below. To respond to these and other factors, we may need to make business decisions that could impact our quarterly operating results. Most of our expenses, such as lease payment obligations, employee compensation and rent, are relatively fixed in the short term. Moreover, our expense levels are based, in part, on our expectations regarding future revenue levels. As a result, if total revenues for a particular quarter are below our expectations we could not proportionately reduce our operating expenses for that quarter. Therefore, this revenue shortfall would have a disproportionate effect on our expected operating results for that quarter. Consequently, we believe that period-to-period comparisons of our operating results are not necessarily meaningful, and should not be viewed as indicators of our future performance. In addition, during future periods our quarterly or annual operating results may fail to meet the expectations of securities analysts or investors. In this case the trading price of our common stock would likely decrease.

OUR BUSINESS AND FUTURE REVENUE GROWTH WILL SUFFER IF WE FAIL TO RETAIN AND GROW OUR CUSTOMER BASE.

         The success of our business will depend on our ability to add customers. Our ability to grow our customer base depends largely on our ability to deploy our network to additional schools. If we are unable to rapidly deploy our network to a large number of additional schools, we will not be able to grow our core school user base, and our ability to generate revenue and implement our strategy will be limited.

WE ARE DEPENDENT ON THIRD PARTIES TO DEPLOY OUR NETWORK AND SUPPORT IT ONCE INSTALLED.

         We plan to rapidly deploy our network to additional schools across the country. We have used, and plan to continue to use, third parties such as The Network Connection, Inc., Extreme Networks, OneWeb Systems and Lynxus, Inc. to install and support the globalseer.com network in each school. Any changes in the third parties we contract with to install and support our network could cause delays in the deployment of the globalseer.com network and any inability to install schools according to our plan could limit or eliminate revenue generated from possible sponsorships, e-commerce and network services. Further, if we do need to hire substitute or additional third-party installers of our network we cannot assure you that we will be able to do so on terms as favorable as our current arrangements, or at all, which could result in higher installation costs to us as well as potential delays in our deployment.

         We also rely on third parties to provide the majority of support necessary to maintain the globalseer.com network once installed. Any inability to maintain or delays to the maintenance of this equipment could lead to lower revenue.

REGULATORY AND LEGAL ISSUES SPECIFIC TO THE INTERNET.

         The Internet is the subject of an increasing number of laws and regulations. These laws or regulations may relate to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. In addition, these new laws have not yet been interpreted by the courts, and consequently their applicability and reach are not defined. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property is not clearly defined.

SCHOOLS MAY USE ALTERNATIVE MEANS TO ACQUIRE INTERNET ACCESS, WHICH COULD REDUCE OUR POTENTIAL CUSTOMER BASE AND MAY LEAD TO LOWER THAN EXPECTED REVENUES.

         An immediate attraction of our network is immediate access to media via the Internet. However, for a variety of reasons, schools may decide to use other methods to acquire Internet access. If schools decide to use means other than deployment of our network, it will limit our user base, and consequently we will have lower than expected revenues.

WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL TO FUND OUR OPERATIONS WHEN NEEDED.

         We expect to use existing cash for general corporate purposes, including expanding our sales and marketing activities, continuing investments in technology and product development and other capital expenditures, as well as working capital and other corporate expenses. Our cash requirements are large and depend on several factors, including cash outflows due to lease obligations, the rate of expansion of our school base, the availability of equipment leases on competitive terms, our success in generating revenues, the growth of sales and marketing, and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated.

         Tampa Bay Financial, Inc., a large shareholder, has provided capital to us in the last few months. Except as provided in the Merger Agreement, Tampa Bay Financial, Inc. is not obligated to make additional capital available to us.

WE ARE DEPENDENT ON THE CONTINUED GROWTH IN USE AND POPULARITY OF OUR NETWORK AND THE INTERNET BY OUR USERS AND OUR ABILITY TO SUCCESSFULLY ANTICIPATE THE FREQUENTLY CHANGING TASTES OF OUR USERS.

         Our business is unlikely to be successful if the popularity of the Internet and related media in schools as an educational tool and among students in general does not continue to increase. Even if the popularity of the Internet and related media does increase, the success of our network in particular depends on our ability to anticipate and keep current with the frequently changing preferences of our users. Any failure on our part to successfully anticipate, identify or react to changes in styles, trends or preferences of our users would lead to reduced interest in and use of the globalseer.com network. Moreover, the globalseer.com brand could be eroded by misjudgments in service offerings or a failure to keep our content current with the evolving preferences of our audience.

WE MAY BE SUBJECT TO LIABILITY FOR PUBLISHING OR DISTRIBUTING CONTENT OVER OUR NETWORK.

         We may be subject to claims relating to content that is published on or downloaded from the globalseer.com network. Such claims might include defamation or trademark infringement and may involve costs to defend potential claims or to indemnify us for all liability that may be imposed. In addition, any claims like this, with or without merit, could require us to change our network in a manner that could be less attractive to our customers and would result in the diversion of our financial resources and management personnel.

WE MAY NOT BE ABLE TO DELIVER VARIOUS SERVICES IF THIRD PARTIES FAIL TO PROVIDE RELIABLE SOFTWARE, SYSTEMS AND RELATED SERVICES TO US.

         We are dependent on various third parties for software, systems and related services. Several of the third parties that provide software and services to us have a limited operating history, have relatively immature technology and are themselves dependent on reliable delivery of services from others. As a result, our ability to deliver various services to our users may suffer due to the failure of these third parties to provide reliable software, systems and related services to us. Additionally, we make seek to contract with alternative third parties to the ones we have formerly used, which may or may not have a negative effect on our operations.

FAILURE TO MANAGE THE GROWTH OF OUR OPERATIONS COULD HARM OUR BUSINESS AND STRAIN OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES.

         We plan to expand our operations. We anticipate that further significant expansion will be required to grow our customer base if we are to be successful in implementing our business strategy. We may not be able to implement management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would suffer.

THE LOSS OF KEY PERSONNEL MAY HURT OUR ABILITY TO OPERATE OUR BUSINESS EFFECTIVELY.

         Our success depends to a significant degree upon the continued contributions of the principal members of our sales and management departments, many of whom perform important management functions and would be difficult to replace. The loss of the services of any key personnel, particularly senior management, could seriously harm our business.

IF WE ARE UNABLE TO RETAIN AND HIRE ADDITIONAL QUALIFIED PERSONNEL AS NECESSARY, WE MAY NOT BE ABLE TO SUCCESSFULLY ACHIEVE OUR OBJECTIVES.

         We may not be able to attract and retain the necessary personnel to accomplish our business objectives, and we may experience constraints that will adversely affect our ability to deploy the globalseer.com network in a timely fashion or to support our users and operations. Recruiting qualified personnel is an intensely competitive and time-consuming process.

ITEM 7.  FINANCIAL STATEMENTS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  The audited financial statements of the acquired business, Spherus Technologies, Inc., currently doing business as globalseer.com, together with the audit report of Windham Brannon, P.C. is included below. Spherus Technologies, Inc. did not commence material operations until fiscal year 1999. Consequently, financial statements for the fiscal year ended December 31, 1998 are not included.

                           SPHERUS TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


                                    CONTENTS


INDEPENDENT AUDITOR'S REPORT


FINANCIAL STATEMENTS:

     Balance Sheet

     Statement of Income

     Statement of Changes in Stockholders' Equity

     Statement of Cash Flows

     Notes to Financial Statements

                          INDEPENDENT AUDITOR'S REPORT

To The Board of Directors
Spherus Technologies, Inc.

         We have audited the balance sheet of SPHERUS TECHNOLOGIES, INC. as of December 31, 1999, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         We were unable to obtain a confirmation for the receivable balance of $2,972,772 from MRESA; nor were we able to satisfy ourselves as to the carrying value of the receivable by other auditing procedures.

         In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence regarding the receivable, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of Spherus Technologies, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

         As discussed in Note 4 to the financial statements, the Company has a contingent liability arising from the termination of a contract. The ultimate outcome of this contingency cannot presently be determined. Accordingly, no provision for any liability that may result from conclusion of this matter has been made in the accompanying financial statements.



                                 /s/ Windham Brannon, P.C.
                                --------------------------------------------

                                Certified Public Accountants
January 25, 1999

                           SPHERUS TECHNOLOGIES, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1999


                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                     $       100
   Accounts receivable                                             3,981,395
   Other receivables                                                  22,808
   Employee advances                                                   2,000
   Refundable deposits                                                 4,380
   PrinVest Corp. escrow for OneWeb                                  205,000
   Prepaid maintenance and training costs                            224,000
   Deferred financing costs                                           45,833
                                                                 -----------

       Total Current Assets                                        4,485,516
                                                                 -----------
EQUIPMENT, less accumulated depreciation of $1,065                     4,258
                                                                 -----------

OTHER ASSETS:
   Other assets                                                        5,116
   Prepaid maintenance and training costs - long-term                415,997
                                                                 -----------

       Total Other Assets                                            421,113
                                                                 -----------

       Total Assets                                              $ 4,910,887
                                                                 ===========

                           SPHERUS TECHNOLOGIES, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1999


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                 $ 3,858,406
   Employee accounts payable                                                              1,328
   Accrued compensation                                                                 665,032
   Deferred maintenance and training revenue                                            224,000
                                                                                    -----------

        Total Current Liabilities                                                     4,748,766
                                                                                    -----------

DEFERRED MAINTENANCE AND TRAINING REVENUE -
     LONG-TERM                                                                          415,997
                                                                                    -----------

STOCKHOLDERS' EQUITY:
   Common stock, 1,000 shares no par value authorized, 500 shares                           400
        issued and outstanding
   Retained earnings (deficit)                                                         (254,276)
                                                                                    -----------

        Total Stockholders' Equity                                                     (253,876)
                                                                                    -----------

        Total Liabilities and Stockholders' Equity                                  $ 4,910,887
                                                                                    ===========

                           SPHERUS TECHNOLOGIES, INC.

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999


REVENUES:
   Local school installations                                                       $19,532,867
   Network operations center                                                            529,064
   Lan project                                                                            5,008
   T-1 Telecom access                                                                    26,012
   Interest income                                                                        5,018
                                                                                    -----------
      Total Revenues                                                                 20,097,969
                                                                                    -----------

DIRECT COSTS:
   Local school installations                                                        17,606,527
   Network operations center                                                            452,792
   Lan project                                                                            2,745
   T-1 Telecom access                                                                    27,660
   Other                                                                                  1,814
                                                                                    -----------

      Total Cost of Sales                                                            18,091,538
                                                                                    -----------

GROSS PROFIT                                                                          2,006,431
                                                                                    -----------

EXPENSES:
   Amortization of financing costs                                                      229,167
   Assignment fees                                                                      129,075
   Interest and other bank fees                                                         186,335
   Legal and accounting                                                                  60,158
   Meals expense                                                                          5,802
   Other subcontractors                                                                  18,297
   Printing                                                                               8,408
   Rent - equipment                                                                       8,701
   Rent - office                                                                         40,800
   Salaries                                                                           1,424,860


                                  (Continued)
    The accompanying notes are an integral part of this financial statement.

                           SPHERUS TECHNOLOGIES, INC.

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999


   Taxes - payroll                                                                       41,867
   Telephone                                                                             63,030
   Travel                                                                                 9,442
   Other expenses                                                                        30,560
                                                                                    -----------

      Total Expenses                                                                  2,256,502
                                                                                    -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                                                 (250,071)

PROVISION FOR INCOME TAXES                                                                   --
                                                                                    -----------

NET LOSS                                                                            $  (250,071)
                                                                                    ===========


    The accompanying notes are an integral part of this financial statement.

                           SPHERUS TECHNOLOGIES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                      Common Stock                 Retained
                                                      ------------                 Earnings
                                                Shares           Amount            (Deficit)
                                                ------          --------           ---------
BALANCE at January 1, 1999                       500            $    400            $ (4,205)

Net loss                                          --                  --            (250,071)
                                                ----            --------           ---------

BALANCE at December 31, 1999                     500            $    400           $(254,276)
                                                ====            ========           =========

    The accompanying notes are an integral part of this financial statement.

                           SPHERUS TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from contracts                                                  $16,121,978
   Cash paid to subcontractors, vendors and employees                            (15,579,056)
   Interest received                                                                   5,018
   Interest paid                                                                     (69,335)
                                                                                    --------
      Net Cash Provided By Operating Activities                                      478,605
                                                                                    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of equipment                                                           (5,323)
                                                                                    --------

      Net Cash Used In Investing Activities                                           (5,323)
                                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash held in escrow                                                              (205,000)
   Deferred financing costs paid                                                    (275,000)
                                                                                    --------

      Net Cash Used In Financing Activities                                         (480,000)
                                                                                    --------

DECREASE IN CASH AND CASH EQUIVALENTS                                                 (6,718)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                         6,818
                                                                                    --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $    100
                                                                                    ========

                                  (Continued)
    The accompanying notes are an integral part of this financial statement.

                           SPHERUS TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999



                     RECONCILIATION OF NET LOSS TO NET CASH
                        PROVIDED BY OPERATING ACTIVITIES

Net loss                                                                         $  (250,071)
 Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Amortization of deferred financing costs                                         229,167
    Depreciation                                                                       1,065
    Increase in accounts receivable                                               (3,970,973)
    Increase in prepaid maintenance costs                                           (639,997)
    Increase in other assets                                                         (24,188)
    Increase in accounts payable                                                   3,828,481
    Increase in accrued expenses                                                     665,124
    Increase in deferred maintenance and training revenues                           639,997
                                                                                 -----------
        Net Cash Provided By Operating Activities                                $   478,605
                                                                                 ===========


    The accompanying notes are an integral part of this financial statement.

                           SPHERUS TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Company provides turnkey installations of an Internet-based video distribution and multimedia network to school districts primarily in metropolitan Atlanta, Savannah and Brunswick, Georgia.

         A summary of the significant accounting policies applied in the preparation of the accompanying financial statements are as follows:

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Significant estimates subject to change in the near term relate to the contingencies with Teacher Universe, Inc. (discussed in Note 4), and Lynxus, Inc. (discussed in Note 3), and to the estimation of gross profit on the deferred maintenance and training revenue (discussed in Note 1).

         Revenue for the installation at each participating school is recorded when the installation is complete. The contract calls for initial training, and maintenance and support of each school for 36-months from installation. The revenue and expense related to the training, maintenance and support have been deferred and will be amortized over the 36-month period. The Company has estimated that no gross profit needs to be deferred related to the training and maintenance agreements.

         Accounts receivable is stated at estimated net realizable value. An allowance for doubtful accounts has not been established because management is of the opinion that all accounts are collectible.

         Deferred financing costs resulted from a line of credit and are amortized over the term of the line of credit utilizing the straight-line method.

         Equipment is stated at original cost. Depreciation is provided using an accelerated method over the estimated useful lives of five years.

                           SPHERUS TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

         There are no temporary differences in the recognition of assets and liabilities for financial statement and income tax purposes at December 31, 1999, hence no provision for deferred taxes has been recorded. The Company has a net operating loss carryforward of approximately $85,000 and has provided a 100% valuation reserve.

         For purposes of the statement of cash flows, the Company considers all short-term liquid investments which have maturities of less than three months to be cash equivalents.

2.       CONTRACT WITH METROPOLITAN REGIONAL EDUCATIONAL SERVICE AGENCY

         The Company receives funding from the Schools and Library Division
(SLD) of the Universal Service Administrative Company, through a contract with Metropolitan Regional Educational Service Agency (MRESA). This program requires a 10 - 30% matching commitment for each school from private or local funds. Through December 31, 1999, the Company and its subcontractors have completed the installations at 192 schools under the first year funding under the contract. Funds representing 88% of revenues were from the SLD.

         The Company has received notification from the SLD that the year 2 funding for schools has been awarded subject to the schools agreeing to participate and finding the matching private/local funds.

         The contract with MRESA covers a three-year term which coincides with the SLD award of grant money to certain schools in the 14 districts covered by MRESA. The fee for each school is $105,067 under the contract. SLD pays for 70%-90% of the fee based on certain criteria. The schools and MRESA are responsible for finding the matching money through private or local funds.

         MRESA pays 10-30% of the fee based on what the SLD pays. The Company has a receivable from MRESA of $2,972,772 which is being held as retainage until MRESA signs off on final acceptance of the project.

         The contract with MRESA automatically renews for 2 subsequent annual phases of the project to the extent that SLD funding or other alternative funding remains available. The contract may be terminated by Spherus or MRESA under certain circumstances, including if less than 50% of the schools join the project.

                           SPHERUS TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


3.       CONTRACT WITH LYNXUS, INC.

         The Company has subcontracted with Lynxus, Inc. to coordinate and manage the delivery, installation and testing requirements relating to the MRESA contract for all schools in 11 out of the 14 school districts. This contract is for a period of three years but can be terminated under certain circumstances. During 1999, installations at 152 schools were completed. However, certain disputes concerning performance have arisen between Lynxus and the Company, and consequently the Company is withholding full payment until those disputes are resolved. Management believes that all amounts to be paid to Lynxus under the contract have been accrued.

         If the amount paid to Lynxus and other subcontractors for the installations under the contract are less than 95% of the amounts received from the SLD, the difference is to be paid to Lynxus. This contract also covers the 36-month maintenance and training requirements for all 192 schools under the first year funding.

4.       CONTRACT WITH TEACHER UNIVERSE, INC.

         The Company terminated a contract with Teacher Universe, Inc. Teacher Universe was to provide Internet and curriculum integration training to teachers in schools participating in the SLD contract. The Company believes termination was proper, hence no accrual is made for this contingent liability, which is approximately $600,000.

5.       EMPLOYMENT AGREEMENTS

         There are employment agreements which provide for performance bonuses to 3 employees/stockholders in the amount of the greater of $140,000 or 3% of earnings before interest, taxes, depreciation and amortization (EBITDA) to be paid by the end of calendar year 1999. In addition, the Company agreed to pay another employee/stockholder a bonus of $220,000. The Company has accrued $640,000 in the financial statements.

6.       COMMITMENTS

         The Company leases an office facility under an operating lease. This lease is for a three-year term and calls for annual rental charges of $40,800. Future minimum rental payments required under operating leases that have an initial or remaining non-cancelable lease terms in excess of one year are as follows:

                           SPHERUS TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


         Year                                         Amount
         ----                                        --------
         2000                                        $ 42,000
         2001                                          43,200
                                                     --------
                                                     $ 85,200
                                                     ========

         The Company has a contract with MCI to furnish 1.54 Mbps of bandwidth by means of leasing two T1s. The monthly minimum volume is $3,000 and expires in January 2001 with certain cancellation provisions.

7.       LINE OF CREDIT

         The Company has an $11,000,000 line of credit through March 2000 with PrinVest Corp. The agreement has covenants the Company must meet on a monthly basis. The Company's cash, accounts receivable, equipment, contract rights, and all other assets are used to secure the agreement. Interest is payable at Prime plus 5.75% per annum calculated on a per diem basis, on the net outstanding balance of monies advanced to, or on behalf of the Company. Loan origination fees of $275,000 were capitalized and are being amortized over the life of the agreement. There was no amount outstanding on this line of credit at December 31, 1999.

         The Company has deposited $205,000 in escrow with PrinVest Corp. to be paid to OneWeb, a software vendor, upon release of retainage from MRESA of the project. OneWeb's remaining obligation relates to maintenance and upgrades only.

8.       SUBSEQUENT EVENT

         The Company and its stockholders are in the process of selling the Company's stock to Tampa Bay Financial Corporation (the purchaser). In this connection, three stockholders have agreed to exchange their common stock, representing 43% of the total outstanding shares of common stock of the Company, for stock of the purchaser subsequent to December 31, 1999. These agreements are contingent upon the purchaser obtaining 100% of the common stock of the Company. In connection with these transactions, the Company received a loan of $500,000 from the purchaser.

         (b)      PRO FORMA FINANCIAL INFORMATION

                  Introduction

                  On April 14, 2000, Spherus Technologies, Inc., currently d/b/a globalseer.com, merged with and into PENN. Pursuant to the transaction, all outstanding shares of Spherus were converted into the right to receive consideration of 12,319,461 shares of common stock of PENN.

                  The pro forma condensed consolidated financial statements give effect to the merger.

                  The pro forma condensed balance sheet presents the financial position of PENN and Spherus as of December 31, 1999 giving effect to the merger as if it has occurred on such date. In addition, a pro forma condensed consolidated statement of income presents income (loss) from operations for the year ended December 31, 1999 giving effect to the merger as if it occurred at the beginning of the period.

                  The pro forma financial information is presented for information purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the merger been completed as of the dates indicated and is not necessarily indicative of Spherus's future financial position or results of operation.

                  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Spherus, including the notes thereto.


PENN-AKRON CORPORATION
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
December 31, 1999
(all amounts in thousands)

                                                                                                       Pro Forma
                                                      Penn-           Spherus         Pro Forma        Financial
Assets                                                Akron         Technologies     Adjustments       Statements
                                                      ------        ------------     -----------       ----------
Accounts receivable                                       --            3,981                             3,981
Other receivables                                         --               25                                25
Prepaid maintenance and training costs                    --              640                               640
Other assets                                              --              265                               265
                                                      ------          -------                           -------
Total Assets                                          $   --          $ 4,911                           $ 4,911
                                                      ======          =======                           =======

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable                                          1             3,860                             3,861
Accrued liabilities                                       --              665                               665
Deferred maintenance and training revenue                 --              640                               640
                                                      ------          -------                           -------

Total liabilities                                         1             5,165                             5,166
                                                      ------          -------                           -------

Stockholders' Equity:
Common stock                                              60               --                97             157
Paid in capital                                          882               --               (97)            785
Retained earnings                                       (943)            (254)                           (1,197)
                                                      ------          -------                           -------

Total stockholders' equity                                (1)            (254)                             (255)
                                                      ------          -------                           -------

Total Liabilities and Stockholders' Equity            $   --          $ 4,911                           $ 4,911
                                                      ======          =======                           =======

See selected information to Pro Forma Condensed Consolidated Financial
Statements.

PENN-AKRON CORPORATION
Pro Forma Condensed Consolidated Statement of Income (unaudited)
For The Year Ended December 31, 1999
(all amounts in thousands)

                                                                                                                Pro Forma
                                                                Penn-          Spherus         Pro Forma        Financial
                                                                Akron        Technologies     Adjustments       Statements
                                                             ---------       ------------     -----------       ----------
Revenues                                                            --         20,098                               20,098

Direct costs                                                        --         18,092                               18,092
                                                              ---------      --------                            ---------
Gross Profit                                                        --          2,006                                2,006

Other Expenses                                                      (5)         2,256                                2,251

Loss Before Provision for Income Taxes                               5           (250)                                (245)
                                                              ---------      --------                            ---------

Provision for Income Taxes                                          --             --                                   --
                                                              ---------      --------                            ---------

Net Income                                                   $       5       $   (250)                           $    (245)
                                                             =========       ========                            =========

See selected information to Pro Forma Condensed Consolidated Financial
Statements

PENN-AKRON CORPORATION
Selected Information to Pro Forma Condensed Consolidated Financial Statements (unaudited)
December 31, 1999


The accompanying pro forma condensed consolidated financials statements have been prepared as if the operations of Penn-Akron Corporation and Spherus Technologies, Inc. had been combined for the year ended December 31, 1999. Pro forma adjustments have been recorded to combine the capital accounts of the two companies based on the capital structure of Penn-Akron Corporation. This recognizes the issuance of 15,693,581 shares of Penn-Akron Corporation $.01 par value common stock in exchange for all of the outstanding common stock of Spherus Technologies, Inc.

The financial statements of Penn-Akron Corporation are as of February 29, 2000 and the year then ended.

EXHIBITS.

         2.1      Merger Agreement between Spherus Technologies, Inc. and
                  Penn-Akron Corporation.

         2.2      Nevada Certificate of Merger between Spherus Technologies,
                  Inc. and Penn-Akron Corporation

         2.3      Georgia Certificate of Merger between Spherus Technologies,
                  Inc. and Penn-Akron Corporation.

         23.1     Consent of Windham Brannon, P.C.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PENN-AKRON CORPORATION



                                     By: /s/ Kenneth M. Herman
                                        ----------------------------------------
                                        Kenneth M. Herman,
                                        President, Secretary and Director


Date:  April 28, 2000